Exhibit 21.1

SUBSIDIARIES

Entity Name	Jurisdiction of Incorporation
DMWSL 633 Limited	England and Wales
DMWSL 632 Limited	England and Wales
DMWSL 631 Limited	England and Wales
Inspired Gaming (USA) Inc.	U.S., State of Delaware
Inspired Entertainment Lotteries LLC	U.S., State of Delaware
Inspired Entertainment (Financing) PLC	England and Wales
Gaming Acquisitions Limited	England and Wales
Inspired Gaming Group Limited	England and Wales
Inspired Gaming (Holdings) Limited	England and Wales
Inspired Gaming (International) Limited	England and Wales
Inspired Gaming (UK) Limited	England and Wales
Inspired Gaming Limited	England and Wales
Leisure Link Electronic Entertainment Limited	England and Wales
Revolution Entertainment Systems Holdings Limited	England and Wales
Revolution Entertainment Systems Limited	England and Wales
115CR (150) Limited	England and Wales
Inspired Gaming Spain S L	Spain
Inspired Gaming (Gibraltar) Limited	Gibraltar
Inspired Gaming Pension Trustees Limited	England and Wales
Inspired Gaming (Colombia) Limited	England and Wales
Inspired Gaming (Italy) Limited	England and Wales
Inspired Gaming (Greece) Limited	England and Wales
Inspired Software Development (India) LLP	India
Gamestec Leisure Limited	England and Wales
Bell-Fruit Group Limited	England and Wales
Astra Games Limited	England and Wales
Playnation Limited	England and Wales
Inspired Entertainment (Malta) Holdings Limited	Malta
Inspired Entertainment (Malta) Limited	Malta